                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                  FORM 8-K/A


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                              September 10, 1998
              (Date of Report (Date of Earliest Event Reported))


                     KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)

California                       0-28568                         95-2920557
(State or other             (Commission File                  (I.R.S. Employer
jurisdiction of                  Number)                  Identification Number)
incorporation)

                            700 East Bonita Avenue
                           Pomona, California 91767
              (Address of principal executive offices) (Zip Code)

                                (909) 624-8041
             (Registrant's telephone number, including area code)

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (b)  Pro forma financial information

          Keystone Automotive Industries, Inc. and Republic Automotive Parts,
Inc.

               Pro forma Combined Condensed Balance Sheet at June 26, 1998
               Pro forma Combined Condensed Statements of Income for year ended
                    March 27, 1998 and the three months ended June 26, 1998
               Notes to Pro forma Combined Condensed Financial Statements

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 1998

                                    KEYSTONE AUTOMOTIVE INDUSTRIES, INC.


                                    By   /s/ John M. Palumbo
                                      -----------------------------------
                                             John M. Palumbo
                                             Chief Financial Officer

Item 7.(b)  Pro Forma Financial Information

          Unaudited Pro Forma Combined Condensed Financial Statements

Effective June 27, 1998, Keystone Automotive Industries, Inc. ("Keystone") consummated the acquisition of 100% of the outstanding stock of Republic Automotive Parts, Inc. ("Republic"). The former shareholders of Republic received 0.80 of a share of the Common Stock of Keystone for each share of the Common Stock of Republic. The total purchase price amounted to $63.1 million. The transaction will be accounted for as a purchase.

    Republic distributes new replacement parts to repair vehicles damaged in collisions through 23 body parts and accessories distribution centers serving 14 states primarily in the Southeast and Texas. These centers sell to automotive collision repair shops and smaller parts distributors. In addition, Republic purchases mechanical replacement parts from over 100 principal suppliers and distributes them through its automotive parts distribution centers (hard parts operations). These centers sell to Republic's jobber stores as well as to approximately 3,000 independent jobber stores. These stores in turn sell to service stations, repair shops, individuals and others, including automobile and truck dealers, fleet operators, leasing companies and mass merchandisers. Effective August 31, 1998, Keystone sold the majority of net operating assets of the hard parts operations for an estimated sales price of approximately $50 million. The total sales price was based upon the market value of the net assets related to the operating division. The transaction will be accounted for as a sale of assets held for disposal.

The following Keystone unaudited pro forma combined condensed financial statements and related notes give effect to the acquisition of Republic as a purchase. Additionally, such pro forma combined condensed financial statements reflect the reclassification of the net assets of the hard parts operations as "Assets held for sale", and the disposition of a significant portion of the hard parts operations. The unaudited pro forma combined condensed statements of income combine Keystone's fiscal year ended March 27, 1998 with Republic's year ended December 31, 1997 and Keystone's three months ended June 26, 1998 with Republic's three months ended March 31, 1998. The unaudited pro forma combined condensed balance sheet combines Keystone's balance sheet as of June 26, 1998 with Republic's balance sheet as of March 31, 1998. Keystone's unaudited pro forma combined condensed balance sheet assumes that the acquisition and the disposition were completed as of June 26, 1998 Keystone's unaudited pro forma combined condensed statements of income for the three month period ended June 26, 1998 and the year ended March 27, 1998 assumes that the acquisition and the disposition were consummated at the beginning of the fiscal periods presented.

The Keystone unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of Keystone that would have been reported had the acquisition or disposition occurred on the date indicated, nor do they represent a forecast of the consolidated financial position of Keystone at any future date or the consolidated results of operations of Keystone for any future period. Furthermore, no effect has been given in the Keystone unaudited pro forma combined condensed statements of income for operating benefits that may be realized through the combination of the entities. Amounts allocated to the assets and liabilities of Republic are based on their estimated fair market values as of the acquisition closing date. The Keystone unaudited pro forma combined condensed financial statements, including the notes thereto, should be read in conjunction with the historical financial statements and related notes of Republic and Keystone, on file with the Securities and Exchange Commission.

                      KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                      (in thousands, except share amounts)


                                            KEYSTONE       REPUBLIC
                                            JUNE 26,       MARCH 31,
                                              1998          1998               PRO FORMA ADJUSTMENTS        PRO FORMA
                                         ----------------------------  ---------------------------------------------------
                                                                     Note (1)
ASSETS
Current assets:
Cash and cash equivalents                    $ 17,328    $ 4,836     $ (1,106)  $     -     $  25,534/(3)/    $ 46,592
Accounts receivable                            22,578     14,016      (10,613)        -             -           25,981
Inventories, primarily finished goods          57,427     47,687      (36,424)        -             -           68,690
Other current assets                            3,849      6,679       (2,612)        -             -            7,916
                                         -----------------------------------------------------------------------------
Total current assets                          101,182     73,218      (50,755)        -         25,534         149,179

Net fixed assets                               14,942      7,075       (4,277)        -              -          17,740
Assets held for sale                                -          -       52,892         -        (50,000)/(3)/     2,892
Other assets                                    2,586      3,153         (251)        -              -           5,488
Intangibles                                     8,105     10,217       (7,331)   12,406/(2)/         -          23,397
                                         -----------------------------------------------------------------------------
Total assets                                 $126,815    $93,663     $ (9,722)  $12,406     $  (24,466)       $198,696
                                         =============================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Bankers acceptances                          $  1,874    $     -     $      -    $    -           $  -       $   1,874
Accounts payable                               13,999      7,239       (6,283)        -              -          14,955
Accrued expenses                                7,928      5,805       (1,500)    1,714/(7)/         -          13,947
Current portion of long-term debt                 643        672         (667)        -              -             648
                                         -----------------------------------------------------------------------------
Total current liabilities                      24,444     13,716       (8,450)    1,714              -          31,424

Long-term debt                                    466     24,500         (500)        -         (24,466)/(3)/        -
Other long-term liabilities                       426      3,082         (772)        -               -          2,736
                                         -----------------------------------------------------------------------------
Total long-term liabilities                        892     27,582       (1,272)        -         (24,466)         2,736

Shareholders' equity:
Keystone common stock, no par value:
Authorized shares - 50,000,000
Issued and outstanding - 14,663,000
 historical, 17,563,000 pro forma              57,587          -            -    63,057/(8)/          -        120,644

Republic common stock, $0.50 par value:
Authorized shares - 5,000,000
Issued and outstanding shares - 3,491,483           -      1,746            -    (1,746)/(8)/         -              -
Additional paid-in capital                        724     25,342            -   (25,342)/(8)/         -            724
Retained earnings                              43,168     26,182            -   (26,182)/(8)/         -         43,168
Treasury stock - 79,252 shares, at cost             -       (905)           -       905/(8)/          -              -
                                         -----------------------------------------------------------------------------
Total shareholders' equity                    101,479     52,365            -    10,692               -        164,536
                                         -----------------------------------------------------------------------------
Total liabilities and shareholders'
 equity                                      $126,815    $93,663     $ (9,722)  $12,406        $ (24,466)     $198,696
                                         =============================================================================

See accompanying notes to unaudited pro forma combined condensed financial statements.

                      KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
               (in thousands, except per share and share amounts)


                                        KEYSTONE          REPUBLIC
                                                YEAR ENDED
                                   ---------------------------------
                                       MARCH 27,        DECEMBER 31,
                                          1998              1997        PRO FORMA ADJUSTMENTS                   PRO FORMA
                                   ---------------------------------------------------------------------------------------
                                                                      Note (1)

Net sales                             $   263,802  $  188,953       $  (133,053)     $            $      -      $   319,702
Cost of sales                             149,855     112,466           (80,949)                        -          181,372
                                   ---------------------------------------------------------------------------------------
Gross profit                              113,947      76,487          (52,104)                         -          138,330

Operating expenses:
Selling, distribution and
 administrative expenses                   91,652      68,873          (46,202)     206/(4)/            -          114,529

Severance costs                               705           -                -             -            -              705
Merger costs                                  442           -                -             -            -              442
                                   ---------------------------------------------------------------------------------------
                                           92,799      68,873          (46,202)          206            -          115,676
                                   ---------------------------------------------------------------------------------------
Operating income                           21,148       7,614           (5,902)         (206)           -           22,654

Other income                                1,086         233             (233)            -            -            1,086
Interest expense                             (504)     (2,346)           1,822             -        1,028/(3)/           -
                                   ---------------------------------------------------------------------------------------
Income before income taxes                 21,730       5,501           (4,313)         (206)       1,028           23,740

Tax provision                               7,497       2,243           (1,682)/(5)/     (80)/(5)/    401/(5)/       8,379
                                   ---------------------------------------------------------------------------------------
Net income                            $    14,233  $    3,258        $  (2,631)     $   (126)   $     627      $    15,361
                                   =======================================================================================

Net income per share - basic                $1.02       $0.96                                                        $0.92
                                            =====       =====                                                        =====
Net income per share - diluted              $1.01       $0.91                                                        $0.90
                                            =====       =====                                                        =====

Weighted average common shares
 outstanding - basic                   13,915,000   3,402,000                -      (680,000)/(8)/      -       16,637,000
                                   =======================================================================================

Weighted average common shares
 outstanding - diluted                 14,105,000   3,593,000                -      (719,000)/(8)/      -       16,979,000
                                   =======================================================================================

Net income, as previously reported    $   14,233     $  3,258         $  (2,631)  $    (126)       $  627      $    15,361
Pro forma tax adjustment                  (1,345)/(6)/      -                 -           -             -           (1,345)/(6)/
                                   ---------------------------------------------------------------------------------------
Pro forma net income                  $   12,888       $3,258         $  (2,631)  $    (126)       $  627      $    14,016
                                   =======================================================================================
Pro forma earnings per share-basic    $     0.93       $ 0.96                                                  $      0.84
                                   ==========================                                                  ===========
Pro forma earnings per share-diluted  $     0.91       $ 0.91                                                  $      0.83
                                   ==========================                                                  ===========

See accompanying notes to unaudited pro forma combined condensed financial statements.

                      KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
               (in thousands, except per share and share amounts)


                                           KEYSTONE         REPUBLIC
                                              THREE MONTHS ENDED
                                      -------------------------------
                                           JUNE 26,         MARCH 31,
                                             1998             1998                   PRO FORMA ADJUSTMENTS           PRO FORMA
                                      ----------------------------------------------------------------------------------------
                                                                               Note (1)
Sales                                    $    69,872       $   41,140       $    (25,492)   $    -        $  -     $    85,520
Cost of sales sold                            39,534           23,332            (14,775)        -           -          48,091
                                          ------------------------------------------------------------------------------------
Gross profit                                  30,338           17,808            (10,717)        -           -          37,429

Operating expenses:
Selling, distribution and
 administrative expenses                      24,334           16,410            (10,011)       52/(4)/                 30,785
                                          ------------------------------------------------------------------------------------
Operating income                               6,004            1,398               (706)      (52)          -           6,644

Other income                                     440              160               (160)        -           -             440
Interest expense                                 (11)            (453)               349         -         115/(3)/          -
                                          ------------------------------------------------------------------------------------
Income before income taxes                     6,433            1,105               (517)      (52)        115           7,084

Tax provision                                  2,573              436               (201)/(5)/ (20)/(5)/    45/(5)/      2,833
                                          ------------------------------------------------------------------------------------
Net income                                 $   3,860       $      669       $       (316)   $  (32)     $   70      $    4,251
                                          ====================================================================================

Net income per share - basic               $    0.26       $     0.20                                               $     0.24
                                          ================================                                       =============
Net income per share - diluted             $    0.26       $     0.19                                               $     0.24
                                          ================================                                       =============

Weighted averages common shares
 outstanding - basic                      14,655,000        3,412,000                  -  (682,000)/(8)/     -      17,385,000
                                          ====================================================================================
Weighted averages common shares
 outstanding - diluted                    14,917,000        3,597,000                  -  (719,000)/(8)/     -      17,795,000
                                          ====================================================================================

See accompanying notes to unaudited pro forma combined condensed financial statements.

                     KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED FINANCIAL STATEMENTS (CONTINUED)


(1) On August 31, 1998, Keystone sold Republic's automotive aftermarket mechanical parts (hard parts) operations. These adjustments reflect the application of Emerging Issues Task Force (EITF) 87-11, "Allocation of Purchase Price Assets to be Sold", which reclassifies the assets and liabilities of the hard parts operation as "Assets held for sale". The amount on the balance sheet reflects Keystone's estimate of the estimated net sales price of the hard parts operations.

(2) This adjustment reflects the assets and liabilities of Republic at their estimated fair values (such estimated fair values are subject to possible adjustment based on future analyses) as follows (in thousands):


      Net assets of Republic at March 31, 1998                                          $52,365
      Estimated fair value adjustment:
      Cost in excess of net assets acquired                                              12,406
                                                                                        -------
                                                                                        $64,771
                                                                                        =======

            The computation of the purchase price is as follows (in thousands):

Exchange of common shares (3.6 million shares of Republic Common Stock at the conversion ratio of 0.80 of a share of Keystone Common Stock at
 an assumed fair value of $21.69 per share)                                             $63,057
Liabilities resulting from change of control provisions                                   1,994
Estimated transaction costs                                                                 500
Tax benefit of Exercised stock options                                                     (780)
                                                                                        -------
Total purchase price                                                                    $64,771
                                                                                        =======

(3) This adjustment reflects the sale of the net assets of the hard parts operation for approximately $50 million in cash and the effect of the use of the proceeds from the sale of the hard parts operation. The proceeds of the sale will be used to pay down debt of the Company and therefore, outstanding debt and the related interest expense has been reduced for each period presented. A portion of the operation has not yet been sold, and therefore, the amount in the pro forma combined condensed balance sheet reflects the Company's estimate of the remaining assets to be disposed of.

(4) To eliminate historical amortization expense and to record the amortization expense resulting from the purchase price allocation (in thousands):


                                                                  FOR THE        FOR THE THREE
                                                                YEAR ENDED       MONTHS ENDED
                                                               DECEMBER 31,        MARCH 31,
                                                           -----------------------------------

                     KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED FINANCIAL STATEMENTS (CONTINUED)



                                                                          1997              1998
                                                                        --------          --------
Elimination of Republic historical amounts:
   Amortization of cost in excess of net assets acquired                  $(274)            $ (68)
Record amounts resulting from purchase price allocation:
   Amortization of cost in excess of net assets acquired                    480               120
                                                                          -----------------------
                                                                          $ 206             $  52
                                                                          =======================

(5) To record the federal income tax effect, using the 39% statutory rate, related to the net pro forma adjustments.

(6) This adjustment reflects the tax expense effect of one of two acquisitions that occurred on January 1, 1998, which were accounted for as poolings of interest. One of the acquired companies had elected to be taxed under subchapter "S" of the Internal Revenue Code, and therefore, the net income does not reflect the corporate tax liability that is passed through to its shareholders. The pro forma net income and earnings per share reflect income tax expense of the combining companies at an estimated statutory rate of 40%.

(7) To record estimated costs of consummating the acquisition of Republic and liabilities resulting from change in control provisions and the tax benefits of stock options exercised.

(8) This adjustment eliminates Republic's historical equity balances, and records the issuance of 2.9 million shares of Keystone Common Stock in exchange for the outstanding stock of Republic, at an assumed fair value of $21.69 per share. The fair value was calculated using the average sales price of Keystone Common Stock for the five days prior to the announcement of the acquisition of Republic.